UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

BIO-key International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

101 Crawfords Corner Road
Suite 4116
Holmdel, NJ 07733
(Address of principal executive offices) (Zip Code)

(732) 359-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 20, 2026, BIO-key International, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of the close of business on March 9, 2026, the record date for the Special Meeting, there were 10,849,618 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), outstanding and entitled to vote at the Special Meeting. Each share of Common Stock was entitled to one vote. Stockholders holding an aggregate of 5,600,692 shares of Common Stock entitled to vote at the Special Meeting, representing 51.62% of the outstanding shares of Common Stock as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the Special Meeting.

At the Special Meeting, the Company’s stockholders considered one proposal, as set forth below and described in more detail in the definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on March 16, 2026.

The results of the stockholder vote on the proposal brought before the Special Meeting were as follows:

Proposal 1. The proposed amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse split of the Company’s issued and outstanding Common Stock at a ratio between 1-for-2 and 1-for-10, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by the Board of Directors, in its discretion, following stockholder approval, but no later than May 6, 2026, was approved by the following final voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,209,160	1,361,166	30,366	⸺

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: April 24, 2026
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer